UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On Wednesday, May 9, 2007 Plug Power Inc. (the “Company”) committed to and initiated a restructuring action that is expected to result in a restructuring cost of approximately CDN $876,000 (USD $790,000) over the next 6 to 8 months. This restructuring is a result of the overall integration of the recently acquired Cellex Power Products Inc. with the newly acquired General Hydrogen (Canada) Corporation in Richmond, British Columbia . With Plug Power’s plans to have a unified entity in British Columbia, the Company eliminated positions where there were redundant job functions at Cellex and General Hydrogen. The restructuring cost includes approximately CDN $817,000 (USD $736,000) associated with severance payments to twenty-one terminated General Hydrogen employees and CDN $34,000 (USD $31,000) in continued benefits and CDN $25,000 (USD $23,000) in outplacement services related to such terminated employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: May 15, 2007

By: /s/ Roger B. Saillant

        Roger B. Saillant

        Chief Executive Officer